Exhibit 23.3


                               CONSENT OF COUNSEL


         We hereby consent to the reference to this firm and our opinion filed as Exhibit 5 to the Registration Statement on Form S-8 (Registration No. 333-69385) of Conexant Systems, Inc. and to the inclusion of the summary of our opinion under the caption "Tax Consequences" in the Prospectus related to this Registration Statement on Form S-8 filed by Conexant Systems, Inc. in respect of the Conexant Systems, Inc. Directors Stock Plan.




CHADBOURNE & PARKE LLP


30 Rockefeller Plaza
New York, New York  10112
April 24, 2002